CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 7, 2021 (June 25, 2021 as to the effects of the immaterial restatement discussed in Note 1), relating to the financial statements of Rocket Lab USA, Inc appearing in Registration Statement No. 333-257440 on Form S-1 of Rocket Lab, USA, Inc.

/s/ Deloitte & Touche, LLP

Los Angeles, CA

November 1, 2021